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                                  BILL OF SALE

         This Bill of Sale is made and executed this _____ day of ________________, 2003, by MARK G. CALDWELL t/d/b/a CALDWELL DEVELOPMENT COMPANY, having a principal place of business at 434 North Front Street, Wormleysburg, Cumberland County, Pennsylvania ("Seller"), to HALIFAX PLAZA ASSOCIATES, L.P., a Delaware limited partnership, having offices at c/o Cedar Bay Realty Advisors, Inc., 44 South Bayles Avenue, Port Washington, New York 11050 ("Buyer").

                                    Recitals:

         A. Seller has agreed to convey to Buyer all of Seller's interest in and to that certain tract of land more particularly described on Exhibit "A", attached hereto and made a part hereof, and being commonly known as Halifax Plaza Shopping Center, Halifax Township, Pennsylvania (the "Property").

         B. Seller desires to assign, transfer, and convey to Buyer, subject to the terms and conditions of this Agreement, all fixtures, equipment, apparatus, machinery, appliances, furnishings, books and records (including computer-stored data, programs, etc.) and other tangible personal property, wherever located, owned by Seller and used in connection with Seller's operation and all leasehold improvements located thereon, but excluding, however, any and all personal property owned or leased by tenants of the Property (other than personal property leased by tenants from Seller) and any leasehold improvements that any such tenant may, pursuant to the terms of its lease, have the right to remove from its demised premises (all such property not so expressly excluded being hereinafter collectively referred to as the "Personal Property").

         NOW, THEREFORE, in consideration of the receipt of Ten and 00/100 ($10.00) Dollars and other good and valuable consideration in hand paid by Buyer to Seller, the receipt and sufficiency of which are hereby acknowledged by Seller, Seller does hereby grant, bargain, sell, assign, transfer, set over, convey and deliver to Buyer, its legal representatives, its successors, and its assigns, effective as of the date set forth hereinabove, all of Seller's right, title, and interest in and to the Personal Property.

         And for the same consideration, Seller hereby covenants with Buyer, its legal representatives, its successors, and its assigns that the Personal Property is free of all encumbrances and that Seller does warrant and will forever defend the same to Buyer, its legal representatives, its successors, and its assigns against the lawful claims and demands of all persons whatsoever.


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         IN WITNESS WHEREOF, Seller, by its duly authorized officer, has executed this Bill of Sale.

WITNESS:                                 MARK G. CALDWELL, t/d/b/a
                                         CALDWELL DEVELOPMENT COMPANY

By:_____________________________         By:__________________________________
                                                  Mark G. Caldwell